Exhibit 99.1

                                                           FOR IMMEDIATE RELEASE

NEWS RELEASE
--------------------------------------------------------------------------------

   PEOPLESUPPORT REPORTS RECORD FINANCIAL RESULTS FOR THE SECOND QUARTER 2006

      RECORD REVENUES OF $25.9 MILLION, UP 76% FROM SAME QUARTER LAST YEAR
                NET INCOME OF $3.8 MILLION, UP 70% YEAR-OVER-YEAR

LOS ANGELES, CA (July 31, 2006) - PeopleSupport, Inc. (Nasdaq: PSPT), a business process outsourcing (BPO) provider that offers customer management, transcription and captioning, accounts receivable management and additional BPO services, today announced financial results for its second quarter ended June 30, 2006.

     o Revenue in the second quarter of 2006 was a record $25.9 million, an increase of 76% from the $14.7 million reported in the second quarter of 2005.

     o Net income for the second quarter of 2006 was $3.8 million or $0.21 per basic share and $0.20 per diluted share, as compared with $2.2 million or $0.12 per basic and diluted share for the second quarter of 2005.

     o Operating cash flow for the first six months of 2006 was a robust $13.3 million, as compared to $8.6 million during the same period in 2005.

"PeopleSupport continues to perform exceptionally well as we posted record revenues and our 16th consecutive quarter of revenue growth," said Lance Rosenzweig, PeopleSupport's Chairman and Chief Executive Officer. "We delivered solid operating margins of 14% and strong operating cash flow of $7.8 million for the quarter. This performance further demonstrates our continued progress in expanding our revenue stream across a portfolio of services and geographies. We are executing against our strategy to become a diversified high performance outsourcing provider for the global enterprise."

Lance Rosenzweig continued, "We expanded operations as planned. During the quarter, PeopleSupport successfully increased our operational capacity in the Philippines and Costa Rica by roughly 60% to approximately 5,000 production seats worldwide. We expanded our operations and leadership position in the Philippines by completing the entire build out of the PeopleSupport Center in Manila and expanding our operations in Cebu City, the second largest city in the Philippines.

"Additionally, I am pleased with the high quality and consistency of our Spanish and bilingual services being delivered from our operational centers in Costa Rica which are now producing planned revenue. With this added worldwide capacity PeopleSupport is well positioned for continued profitable growth."

SECOND QUARTER 2006 FINANCIAL HIGHLIGHTS

Revenues - For the second quarter of 2006, PeopleSupport reported record revenues of $25.9 million, as compared to $14.7 million in the second quarter of 2005, representing 76% growth year-over-year. Demand for customer management services was robust. Both existing and new clients ramped up contributing to growth in the Philippines and Costa Rica, while revenues from transcription and captioning services were solid during the quarter with the addition of several new clients.

Cost of Revenues - During the second quarter of 2006, cost of revenues was $16.0 million, or 62% of revenues, as compared to $8.6 million, or 58% of revenues, in the second quarter of 2005. Cost of revenues were impacted, as expected, by PeopleSupport's investments in expanding operations in the Philippines and launching new centers in Costa Rica, and Statement of Financial Accounting Standards (SFAS) 123R non-cash stock-based compensation charges of $0.2 million for the quarter. The company adopted the new SFAS 123R rules related to expensing stock-based compensation effective January 1, 2006.

Selling, General and Administrative - For the second quarter of 2006, selling, general and administrative expense was $4.7 million, or 18% of revenues, as compared to $3.1 million, or 21% of revenues in the second quarter of 2005. PeopleSupport gained some economies of scale, partially offset by selling, general and administrative expenses incurred in the second quarter of 2006 in connection with the acquisition of Rapidtext and SFAS 123R non-cash stock-based compensation charges of $0.5 million for the quarter.

Income from Operations - PeopleSupport's second quarter 2006 operating income was $3.6 million, up 84% compared to operating income of $2.0 million in the second quarter of 2005. Operating margins in the second quarter of 2006 improved to 14% versus 13% in the second quarter of 2005.

Taxes - PeopleSupport's GAAP tax rate for the second quarter of 2006 was 6%, which was lower than expected due to additional release of the valuation allowance which reduced the second quarter tax provision by approximately $0.5 million and a tax provision reduction of $0.2 million from the benefit of utilizing disqualifying stock option disposition expenses in the quarter.

Net Income - Net income for the second quarter of 2006 was $3.8 million or $0.21 per basic share and $0.20 per diluted share, as compared with net income of $2.2 million or $0.12 per basic and diluted share for the second quarter of 2005. Net income for the second quarter of 2006 included non-cash, stock-based compensation expense of $0.7 million or $0.03 per share on a diluted basis resulting from SFAS 123R. This compares to a charge of $0.2 million or $0.01 per diluted share during the second quarter of 2005 for non-cash, stock-based compensation relating to pre-IPO stock options. SFAS 123R charges are expected to increase quarter-over-quarter throughout 2006.

Cash Flow - Net cash provided by operating activities for the six months ended June 30, 2006 was $13.3 million, as compared with $8.6 million for the first six months of 2005. Capital expenditures were $8.0 million in the six months ended June 30, 2006, as compared with $4.6 million in the same period in 2005.

PeopleSupport had cash and cash equivalents and marketable securities totaling $48.5 million as of June 30, 2006, up from $45.4 million reported at the end of the first quarter of 2006. The company has no significant long-term debt.

As of June 30, 2006, PeopleSupport employed nearly 7,000 employees worldwide, as compared to approximately 4,200 employees as of December 31, 2005.

BUSINESS OUTLOOK

For the third quarter of 2006, the company expects revenues to be between $26.2 million and $27.0 million. For the same period, the company expects diluted earnings per share to be $0.13 to $0.15 based on approximately 19.6 million shares outstanding on a diluted basis. Guidance includes a tax rate of 24%, as compared to a 6% tax rate in the second quarter of 2006, as taxes are expected to be between 20% to 25% in the third quarter of 2006. Additionally, third quarter guidance accounts for SFAS 123R, and reflects non-cash, stock-based compensation charges of approximately $0.7 million or $0.03 per share on a diluted basis.

For the full year of 2006, the company expects revenues to be between $101 million and $103 million. For the same period, the company expects diluted earnings per share to be $0.55 to $0.60 based on approximately 19.5 million shares outstanding on a diluted basis. Guidance for the second half of the year includes a tax rate of 24% as taxes are expected to be between 20% to 25% and accounts for SFAS 123R, reflecting non-cash, stock-based compensation charges of approximately $3.4 million or $0.15 per share on a diluted basis for the full year 2006.

CONFERENCE CALL WITH MANAGEMENT

PeopleSupport's executive management will host a conference call for investors and all interested parties today at 5:30 p.m. Eastern Time (2:30 p.m. Pacific
Time). The call will be broadcast over the Internet. To listen to the event via the Internet, please follow the instructions that will be available on the investor relations section of PeopleSupport's website at www.peoplesupport.com. A replay of the conference call will be available on the company's website for an extended period of time.

ABOUT PEOPLESUPPORT

PeopleSupport, Inc. (Nasdaq: PSPT), is a leading business process outsourcing
(BPO) provider that offers customer management, transcription and captioning, accounts receivable management and additional BPO services from its centers in the Philippines, Costa Rica and United States. PeopleSupport's services are designed to reduce costs, improve performance and increase revenues by delivering high quality, value-added, multilingual voice and text services. A majority of PeopleSupport's services are performed in the Philippines, where PeopleSupport is one of the largest outsourcing companies, employing college-educated, fluent English speaking Philippine personnel. Headquartered in Los Angeles, California, and with approximately 7,000 employees worldwide, PeopleSupport serves clients in a variety of industries, such as travel and hospitality, technology, telecommunications, retail, financial services, insurance, law enforcement, entertainment, education and medical. For more information, visit www.peoplesupport.com.

--------------------------------------------------------------------------------

PeopleSupport Contact:

Peter Hargittay
Investor Relations and Corporate Marketing
T: 310.824.6182
F: 310.824.6299
phargittay@peoplesupport.com
www.peoplesupport.com

FORWARD LOOKING STATEMENTS

Certain statements in this press release, including without limitation, those related to anticipated revenues, net income and earnings for the third quarter ending September 30, 2006, and for the full year ending December 31, 2006, expectations regarding expenses, industry and company trends, and market opportunities are forward looking. The company generally identifies forward-looking statements by using such terms as "may," "will," "could," "should," "potential," "continue," "expect," "intend," "plan," "estimate," "anticipate," "believe," or similar phrases or the negatives of such terms. The company bases these statements on management's beliefs as well as assumptions using information currently available. Risks and uncertainties exist that may cause results to differ materially from those set forth in these forward-looking statements. Factors that could cause anticipated results to differ include: the company's dependence on a limited number of clients; foreign currency exchange risk; negative public reaction to offshore outsourcing; unanticipated technological changes and requirements, including changes that reduce the demand for the company's services; competitive conditions in the markets the company serves; the company's ability to manage growth, including our integration of acquired companies; risks associated with operations in the Philippines and our new center in Costa Rica; changes in government regulations; and other risks identified from time-to-time in the company's SEC filings. These forward-looking statements represent estimates and assumptions only as of the date they are made. The company undertakes no obligation to update or revise these forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements were made. You should review the risk factors described in reports and registration statements that the company files from time to time with the SEC.

                      PEOPLESUPPORT, INC. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS
                            (Unaudited, in thousands)

                                                                 JUNE 30,      DECEMBER 31,
                                                                   2006            2005
                                                               ------------    ------------
ASSETS
Current assets:
   Cash and cash equivalents                                   $     16,729    $     27,760
   Marketable securities                                             31,788          23,853
   Accounts receivable, net of allowance for doubtful
   accounts of $495 and $487, respectively                           13,343           8,414
   Deferred tax assets                                                2,832           4,226
   Prepaid expenses and other current assets                          3,222           2,448
                                                               ------------    ------------
 Total current assets                                                67,914          66,701
Property and equipment, net                                          15,921          10,622
Deferred management incentive plan compensation                         427             598
Deferred tax assets                                                  15,791          15,051
Goodwill and other intangible assets                                  8,261              --
Other long-term assets                                                2,537           1,354
                                                               ------------    ------------
Total assets                                                   $    110,851    $     94,326
                                                               ============    ============

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
   Accounts payable                                            $      4,486    $      2,181
   Accrued liabilities                                                6,700           3,912
   Management incentive plan obligation                                 475             475
   Deferred revenue                                                   4,726           3,481
   Current portion of capital lease obligations                          56              --
   Other current liabilities                                             68              69
                                                               ------------    ------------
 Total current liabilities                                           16,511          10,118

 Management incentive plan obligation                                   474             474
 Deferred rent                                                        1,370             978
 Long-term portion of capital lease obligations                          40              --
 Other long-term liabilities                                            582             364
                                                               ------------    ------------
Total liabilities                                                    18,977          11,934
                                                               ------------    ------------
Stockholders' equity:
   Common stock, $.001 par value; authorized 87,000
   shares; 18,606 and 18,306 shares issued and outstanding
   at June 30, 2006 and December 31, 2005, respectively                  19              18
   Additional paid-in capital                                       115,125         113,234
   Accumulated deficit                                              (23,530)        (30,214)
   Accumulated other comprehensive income                               260             342
   Deferred stock compensation                                           --            (988)
                                                               ------------    ------------
Total stockholders' equity                                           91,874          82,392
                                                               ------------    ------------
Total liabilities and stockholders' equity                     $    110,851    $     94,326
                                                               ============    ============

                      PEOPLESUPPORT, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                         AND OTHER COMPREHENSIVE INCOME
                (Unaudited, in thousands, except per share data)

                                                                                 THREE MONTHS ENDED           SIX MONTHS ENDED
                                                                                       JUNE 30,                   JUNE 30,
                                                                              ------------------------    -----------------------
                                                                                 2006          2005          2006          2005
                                                                              ----------    ----------    ----------    ----------
Revenues                                                                      $   25,947    $   14,739    $   48,994    $   28,795
Cost of revenues (exclusive of management incentive plan and depreciation
expense shown below)                                                              15,946         8,483        29,360        16,206
    Management incentive plan - cost of revenues                                      67            68           135           136
Selling, general and administrative (exclusive of management incentive plan
expense shown below)                                                               4,688         3,102         9,597         5,766
    Management incentive plan - selling, general and administrative                   18            17            36            34
Depreciation and amortization                                                      1,634         1,117         2,919         2,133
                                                                              ----------    ----------    ----------    ----------
    Income from operations                                                         3,594         1,952         6,947         4,520
Interest expense                                                                       2            --             5            --
Interest income                                                                     (489)         (326)         (912)         (563)
Other expense/(income)                                                                22             6            (1)           16
                                                                              ----------    ----------    ----------    ----------
Income before provision for income taxes                                           4,059         2,272         7,855         5,067
Provision for income taxes                                                           251            33         1,172            72
                                                                              ----------    ----------    ----------    ----------
Net income                                                                         3,808         2,239         6,683         4,995
Foreign currency translation adjustment                                             (276)         (181)          (18)           (4)
Unrealized holding gains (losses) on marketable securities:                          (30)           10           (64)          (12)
                                                                              ----------    ----------    ----------    ----------
Comprehensive income                                                          $    3,502    $    2,068    $    6,601    $    4,979
                                                                              ==========    ==========    ==========    ==========
Basic earnings per share                                                      $     0.21    $     0.12    $     0.36    $     0.28
Diluted earnings per share                                                    $     0.20    $     0.12    $     0.35    $     0.26
Basic weighted average shares outstanding                                         18,511        18,144        18,467        18,086
Diluted weighted average shares outstanding                                       19,348        18,909        19,251        18,927

                      PEOPLESUPPORT, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                            (Unaudited, in thousands)

                                                                                            SIX MONTHS ENDED
                                                                                                 JUNE 30,
                                                                                      ----------------------------
                                                                                          2006            2005
                                                                                      ------------    ------------
OPERATING ACTIVITIES
Net income                                                                            $      6,683    $      4,995
Adjustments to reconcile net income to net cash provided by operating activities:
   Depreciation and amortization                                                             2,919           2,133
   Provision for doubtful accounts                                                               9            (274)
   Stock-based compensation                                                                  1,153             464
   Management incentive plan                                                                   171             170
   Deferred income taxes                                                                       894              --
   Tax benefits from employee stock option exercises                                          (193)             --
   Gain on disposal of property and equipment                                                   --              (3)
Changes in operating assets and liabilities:
   Accounts receivable                                                                      (3,867)         (1,823)
   Prepaid expenses and other assets                                                          (411)            168
   Other long-term assets                                                                      150            (113)
   Accounts payable and accrued liabilities                                                  4,524             781
   Deferred rent                                                                               156              --
   Deferred revenue                                                                          1,108           2,099
                                                                                      ------------    ------------
Net cash provided by operating activities                                                   13,296           8,597

INVESTING ACTIVITIES
Collections applied to principal of receivable portfolios                                       --               7
Purchases of property and equipment                                                         (7,971)         (4,608)
Proceeds from sale of property and equipment                                                    --               8
Purchases of marketable securities                                                         (11,000)        (24,300)
Maturities of marketable securities                                                          3,000             300
Acquisitions, net of cash acquired                                                          (8,968)             --
                                                                                      ------------    ------------
Net cash used in investing activities                                                      (24,939)        (28,593)

FINANCING ACTIVITIES
Payments of capital lease obligations                                                         (130)             --
Tax benefits from employee stock option exercises                                              193              --
Proceeds from the exercise of stock options                                                    567             181
                                                                                      ------------    ------------
Net cash provided by (used in) financing activities                                            630             181
Effect of exchange rate changes on cash                                                        (18)             --
                                                                                      ------------    ------------
Net decrease in cash and cash equivalents                                                  (11,031)        (19,815)
Cash and cash equivalents, beginning of period                                              27,760          41,583
                                                                                      ------------    ------------
Cash and cash equivalents, end of period                                              $     16,729    $     21,768
                                                                                      ============    ============
NON-CASH INVESTING ACTIVITIES
   Unrealized holding losses on marketable securities                                 $        (64)   $        (12)
   Construction in progress costs incurred but not paid                               $       (723)   $     (1,939)
   Common stock issued for acquisitions                                               $       (966)   $         --
   Non-cash tax benefit from disqualifying dispositions                               $         48    $         --

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
   Interest paid for the period                                                       $          6    $         --
   Taxes paid for the period                                                          $         78    $         48